10.4
                            OPERATING AGREEMENT


     THIS JOINT OPERATING AGREEMENT is entered into effective as of the 12{th} day of September, 2000, by and between Americas Power Partners, Inc. ("APP") and Armstrong Service, Inc. ("ASI").

RECITALS

     WHEREAS, APP is a Colorado corporation, which is engaged in the business of performing APP Services (as defined herein); and

     WHEREAS, ASI is a Michigan Corporation, which is involved in the business of performing ASI Services (as defined herein) ; and

     WHEREAS, ASI and APP (herein referred to as "the Parties") desire and intend to undertake joint efforts to market, analyze, own and operate steam, compressed air, wastewater, electric power generation and related utility systems projects so as to thereby create opportunities for each party to increase its respective sales to industrial, institutional and commercial end user customers; and

     WHEREAS, ASI and APP desire to enter into this Joint Operating Agreement in order to define the nature and scope of their business relationship and to establish and set out the parameters of their joint efforts and responsibilities for the implementation of a marketing relationship for products and services to be provided jointly by APP and ASI related to the Business Scope, as defined herein.

     NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties agree as follows:

                                 ARTICLE 1
                               GENERAL TERMS

1.1 DEFINITIONS. The terms "ASI" and "APP" shall have the above meanings and the following terms shall have the following meanings:

     "AFFILIATE" shall mean, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling fifty one percent (51%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of fifty one percent (51%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"AGREEMENT" means this Joint Operating Agreement, as from time to time amended or supplemented.

"APP SERVICES" means the business of purchasing, owning, financing, optimizing, monetizing and otherwise developing Utility Systems for End-Users.

"ASI SERVICES" means the business of designing, selling, installing, constructing, optimizing (including EPC Services and O&M Services on) Utility Systems for End-Users, including related components and equipment.

"BUSINESS SCOPE" shall have the meaning as set forth in SECTION 2.2.

 "CONFIDENTIAL INFORMATION" means all information to be disclosed by either party to the other party which is confidential, proprietary or generally not available to the public, including the information described in SECTIONS 10.1 and 10.2, including confidential work product of ASI and/or APP, but specifically excluding advertising and sales information materials or other information prepared for an identified customer by a Party and delivered either to an identified customer or to the other party for delivery to an identified customer, which information is not subject to a binding confidentiality agreement between ASI and/or APP and such customer.

"END-USER" means industrial, commercial, and institutional customers and/or prospective customers.

"ENTITY" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

"EPC  SERVICES"  shall  mean  engineering,  procurement   and  construction
services related to Projects.

"MONETIZATION" shall mean the purchase of any Utility System Assets by the Parties from an End-User.

"O&M  SERVICES"   shall mean operation and maintenance services related  to
Projects.

"OPERATING COMPANY" shall mean an Entity formed by the Parties for the purpose of purchasing, owning, optimizing, operating or maintaining Utility System Assets associated with any Projects which are to be jointly developed under the terms of this Agreement.

"OPTIMIZATION" shall mean the upgrading, modification, and/or constructing of and End-User's Utility System Assets for the purpose of improving the performance and efficiency of such assets, including the design and installation of new and/or additional components and equipment for such purposes.

"PARTY" shall mean  either  Americas  Power  Partners,  Inc.  or  Armstrong
Service, Inc.

"PERSON" shall mean a natural person or an Entity.

"PROJECT" shall mean projects for which the Parties or an Operating Company formed by the Parties pursuant to the terms of this Agreement, have entered into, or propose to enter into, a contract for the Optimization and/or Monetization of Utility System Assets.

"REPRESENTATIVES" means a party's directors, employees, advisors, lenders and representatives and such party's Affiliates' directors, employees, advisors, lenders and representatives. Representatives shall not include independent sales representatives for the products of Armstrong
International, Inc. and/or Armstrong Service, Inc. and its or their affiliates.

"SERVICES" shall mean the Optimization and/or Monetization of Utility System Assets and/or Utility Systems and the performance of O&M Services in connection therewith.

"UTILITY SYSTEMS" shall mean steam, air, water, wastewater, electric power generation, lighting and other utility systems of an End User.

"UTILITY SYSTEM ASSETS" shall mean the assets and equipment, including components consisting of, or related Utility Systems.

1.2 SINGULAR AND PLURAL. Words used herein in the singular, where the context so permits, also include the plural and vice versa. The definitions of words in the singular herein, where the context so permits, also apply to such words when used in the plural and vice versa.

                                 ARTICLE 2
               RELATIONSHIP OF PARTIES AND SCOPE OF BUSINESS

2.1 RELATIONSHIP OF THE PARTIES. APP and ASI have jointly pursued the development of Projects. The Parties desire and intend to continue to jointly pursue Projects and wish to define responsibilities, maximize efficient use of resources and provide for the manner in which income will be derived and/or profits will be shared by the Parties from any jointly developed and successfully implemented Projects.

2.2 BUSINESS SCOPE. The business scope ("Business Scope"), which is the subject of this Agreement, shall be: multi-year financed contracts to be entered into by the Parties or an Operating Company formed by the Parties pursuant to the terms of this Agreement for performance of the Services for End Users. The Business Scope shall include the United States, but does not include Projects in any territory or location where either APP or ASI is subject to a legal and/or contractual restriction against any business development or other activities in such territory.

2.3 USE OF APP/ASI NAMES, MARKS AND LOGOS. The Parties agree that as part of their joint efforts to pursue, market and develop Projects and related Services under the terms of this Agreement,

     (a) APP shall have a non-exclusive, royalty-free license during the term of this Agreement to use the name "Armstrong Service" and/or "Armstrong" and shall further have the right to use service marks and/or logos owned or otherwise held in the name of ASI. All names, marks and logos held in the name of ASI, which may be used by APP under authority granted herein, shall remain the sole and exclusive property of ASI; and

     (b) ASI shall have a non-exclusive, royalty-free license during the term of this Agreement to use the name "Americas Power Partners" and/or "Americas" and shall further have the right to use service marks and/or logos owned or otherwise held in the name of APP. All names, marks and logos held in the name of APP, which may be used by ASI under authority granted herein, shall remain the sole and exclusive property of APP.

The names, marks and logos of the parties may be used in combination with those of the other. The rights granted under this SECTION 2.3 may not be assigned or sublicensed to any third party. The rights granted herein shall apply within the United States of America. Either Party may request that the rights described herein be extended to other defined countries or territories, which request shall not be unreasonably withheld. Notwithstanding this Section or any other provision of this Agreement, each Party may place reasonable restrictions and limitations on the use by the other party of the Party's name, service marks or logos.

                                 ARTICLE 3
                      RESPONSIBILITIES OF THE PARTIES

3.1 IDENTIFICATION OF PROJECT OPPORTUNITIES. APP and ASI will be jointly responsible for marketing the products and Services to be provided by the Parties, including all efforts to identify, locate, market and/or solicit potential development and opportunities for Projects within the Business Scope.

3.2  FINANCIAL ANALYSIS AND FINANCING OF PROJECT  OPPORTUNITIES.   APP
will
be primarily responsible for performing the APP Services, including the financial analysis of any potential development Projects identified through the joint or individual marketing efforts of the Parties. The analysis is to be performed by APP based on information obtained from all available sources in order to fully evaluate the required capital investment, the potential return on investment, potential for savings to be shared by the Parties and the End User, the ability to obtain required financing and other issues related to the financial viability of the Project and the advisability of pursuing the Project from a financial or investment standpoint. APP will work to structure and obtain appropriate financing for Projects which are to be further pursued and/or undertaken by the Parties and be responsible for coordinating negotiations for (1) contracts for required fuel supply and (2) a power purchase agreement for all electricity, steam and other commodities related to such Projects.

3.3 PROJECT SERVICES AND PRODUCTS. Absent a specific agreement to the contrary for a particular identified project, ASI will be the exclusive provider of ASI Services on Projects. ASI will further be primarily responsible for implementation of the Optimization and O&M Services for Utility System Assets, including the oversight of the engineering and implementation of all power generation development or upgrade projects. Where appropriate and to the extent possible, ASI will supply equipment/products  for  steam  generation  and  related  utility  systems.
Appropriate contracts will be prepared and executed by the parties outlining the specific EPC and O&M services to be provided by ASI. The parties may enter into contracts with third party contractors for additional services required for individual projects as may be determined to be necessary and appropriate. ASI will be responsible for the payment of costs of third party contractors or which it has engaged to fulfill its responsibilities under this Agreement, or under applicable agreements with Operating Companies, provided that major equipment purchases may require financing by or through APP. APP will be responsible for the payment of costs of development related services, including marketing, sales, development/discovery engineering, financial and legal expenses. All outside costs and expenses incurred by the Parties may be periodically reviewed, analyzed and adjusted upon request of and by agreement of the Parties.

                                 ARTICLE 4
                                EXCLUSIVITY

4.1 EXCLUSIVITY AND NON-CIRCUMVENTION. During the term of this Agreement, APP and ASI intend and agree to work jointly and exclusively to market and develop Projects within the Business Scope, subject only to the provisions of SECTION 4.2 hereof. APP and ASI shall each offer the other the opportunity to participate to the extent set out in this Agreement in every Project or potential Project within the Business Scope, except in such situations as are hereinafter described in SECTION 4.2. The Parties further intend and do hereby agree that all of the Parties' Affiliates and their employees, agents or representative shall be bound by the terms of exclusivity as set forth herein, subject only to the provisions of SECTION
4.2.  Notwithstanding the terms of the Business Scope as defined in SECTION
2.2 and the geographical limitations therein, to the extent practical, ASI shall treat APP as the preferred provider of APP Services and APP shall treat ASI as the preferred provider of ASI Services in all international territories or locations in which the Parties may be found to be doing business.


4.2  EXCEPTIONS TO EXCLUSIVITY.

             (a) The provisions of SECTION 4.1 shall not be interpreted in any manner to require or obligate ASI to work exclusively with APP with respect to: (i) potential or existing projects which fall outside the Business Scope; (ii) projects on which ASI is invited or allowed to submit bids or proposals for products or services to or for energy service companies; or (iii) projects undertaken by ASI in which ASI has entered into a legally binding agreement prior to the effective date of this Agreement.

     (b) The provisions of SECTION 4.1 shall not be interpreted in any manner to require or obligate APP to work exclusively with ASI with respect to (i) potential or existing projects which fall outside of the Business Scope; (ii) projects on which APP is invited or allowed to submit bids or proposals for products or services related exclusively to matters which are outside the scope of ASI Services; or (iii) projects undertaken by APP in which APP has entered into a legally binding agreement prior to the effective date of this Agreement.

     In the event that APP and ASI are not obligated to work exclusively with each other under the terms of this SUBSECTION 4.2(A) OR (B), APP and ASI may not use or disclose to any third party any work product previously developed or provided by the other Party or any Confidential Information as the case may be, in regard to the project in question.

                                 ARTICLE 5
                            STEERING COMMITTEE

5.1 APP and ASI hereby establish a committee (the "Steering Committee") for the purpose of managing and directing the joint pursuits of the Parties under the terms of and consistent with the provisions of this Agreement. The Steering Committee shall be composed of one or more representatives (each a "Steering Committee Representative") from each Party; and each party shall have the right to appoint an equal number of Representatives. The first Representatives are:

                             Douglas V. Bloss
                               Mark Margason

Decisions requiring approval of the Steering Committee and functions to be performed include: (i) analysis and evaluation of Projects and Project opportunities, (ii) coordination of proposal preparation and business development activities, (iii) any Project-specific profit-sharing arrangements; and (iv) any other matter submitted to the Steering Committee by either of the Parties for consideration/decision.

                                 ARTICLE 6
                            OPERATING COMPANIES

6.1 OPERATING COMPANIES. APP and ASI may from time to time form and establish Entities as are authorized by the laws of any individual State or of the United States of America ("Operating Companies") which shall enter into contracts with End Users to perform Services associated with individual Projects which are to be developed jointly by the Parties.

6.2 MANAGEMENT OF OPERATING COMPANIES. Any Operating Company established by the Parties as contemplated by this Agreement shall be managed jointly by the Parties through their designated managers or representatives. All appropriate agreements and documents will be prepared by the Parties to establish the management structure and additional details for the operation of any business Entity formed for the individual Projects undertaken by the Parties.

6.3 CAPITAL CONTRIBUTIONS AND EQUITY OWNERSHIP. APP shall be responsible for structuring appropriate financing as may be required for the Monetization and/or Optimization of Utility Systems Assets for all Projects to be pursued or undertaken by the Parties. Absent an agreement to the contrary by the Parties, APP will provide all equity contributions, which may be required for all future individual Projects and for the capitalization of Operating Companies as may be established in accordance with this ARTICLE 6. However, ASI will have the right to participate in the ownership of each Project undertaken by the Parties. ASI may contribute up to fifty percent (50%) of the required equity for each individual Project and shall hold a corresponding ownership interest in the Project and/or any Operating Company formed by the Parties for said Project, in accordance with the terms of this Agreement. Prior to the execution of the definitive agreements and related documents for each individual Project undertaken by the Parties, ASI shall advise APP as to whether it intends to contribute capital and take a corresponding equity ownership interest in the Project and any Operating Company as may be established in accordance with this ARTICLE 6. APP and ASI shall each hold the right of first refusal for the purchase of the other Party's equity position in the event of a sale of equity in a Project or Operating Company.

                                 ARTICLE 7
                         FINANCIAL, ACCOUNTING AND
                           ALLOCATION OF PROFITS

7.1 ACCOUNTING AND RECEIPT/DISTRIBUTION OF REVENUES. All financial, accounting and related functions for Projects, including the administration of customer bills for utilities and commodities, if applicable, shall be performed by APP. All revenues derived from Services performed or products provided pursuant to the terms of this Agreement by the Parties, or payments in respect of a customer's utilities provided pursuant to any contract or agreement entered into by any Operating Company formed pursuant to this Agreement, shall be paid to and received by the Operating Company. The financial statements of the Operating Companies will be consolidated with the financial statements of APP. The Parties agree to prepare and distribute with reasonable promptness financial statements and reports for all Projects and/or Operating Companies, which reports shall be prepared in accordance with generally accepted accounting principles on a monthly basis.

7.2 PROJECT PROFIT ALLOCATION. The allocation and distribution of profits and losses derived from the operations of the Parties under this Agreement shall be determined and made in accordance with the provisions of the attached EXHIBIT A.

7.3 OPEN BOOK. All Projects pursued and/or undertaken by APP and ASI shall be on an "Open Book Basis", with both Parties allowed complete access to all financial materials, records or reports which are in anyway related to the Projects, Operating Companies, or related activities of the Parties.

                                 ARTICLE 8
                           TERM AND TERMINATION

8.1  TERM.   Except  as otherwise provided herein, this Agreement remain in effect until terminated in accordance with SECTION 8.2.

8.2 TERMINATION. This Agreement may be terminated upon the occurrence of any of the following events:

     (a) Either Party may terminate this Agreement upon providing six months' written notice of termination to the other Party, said notice to be delivered in accordance with the requirements of this Agreement; or

     (b) Upon the occurrence of any default by a Party in:

          (i) the payment of any fee or other payment obligation under this Agreement, where such default remains unremedied for a period of twenty (20) days after written notice of the default is given to the defaulting party, provided that such written notice shall not be required if a default under this subsection occurs more than one (1) time in any calendar year; or

          (ii) the non-performance of any covenant or agreement by such party in this Agreement where such default continues unremedied for a period of twenty (20) days after written notice thereof is given by the non-defaulting party to the defaulting party.

The non-defaulting party may, at its sole option, by giving written notice thereof to the defaulting party, terminate its obligations under this Agreement, without in any way affecting the non-defaulting party's rights under this Agreement.

     (c) If any representation or warranty by a Party in this Agreement proves to have been incorrect or misleading in any material respect as of the date when made or deemed made, then the non-defaulting party may, at its sole option, by giving written notice thereof to the defaulting party, terminate its obligations under this Agreement, without in any way affecting the non-defaulting party's rights under this Agreement; or

     (d) If a Party is generally unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against a party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property then the other party may terminate this Agreement.

8.3 EFFECT OF TERMINATION. In the event of termination of this Agreement, the obligations and rights of the Parties incurred pursuant to any provision of this Agreement, or by virtue of any contract entered into by the Parties for Project Services or materials undertaken jointly by the Parties, shall continue in full force and effect until such obligations have been fulfilled, and the rights and obligations of the Parties pursuant to ARTICLES 10, 13 AND 15 shall additionally survive termination.

                                 ARTICLE 9
                                WITHDRAWAL

9.1 WITHDRAWAL FROM A PROJECT. With respect to any particular transaction involving a Project, either Party may notify the other of its desire not to proceed with the development of such Project; provided, that (i) an election by either Party to withdraw from a Project shall not affect the rights of the other Party to proceed with such Project, (ii) neither Party may withdraw from a project during the period between the submission of a proposal to an End-User and the earlier of the date that the proposal expires by its own terms or the date upon which an agreement with the customer is executed in respect of such Project unless the End-User consents to such withdrawal and the proposal is otherwise not adversely affected, and (iii) after the execution of an agreement with the customer, the Party desiring to withdraw receives the consent of the End-User in accordance with any instructions for the bidders provided by the End-User (to the extent required and otherwise does so in compliance with the applicable agreements) and provided that such withdrawal does not adversely affect the ability of the non-withdrawing Party to continue with the Project. Any Party, which elects to withdraw in compliance with the terms of this SECTION 9.1, will be released from any liability or obligation under this Agreement with respect to the relevant Project accruing from the date of withdrawal. If the written notice of withdrawal is given subsequent to the posting by the Parties of any bid bond or other bid security as required in connection with the proposal process, then the withdrawing Party shall indemnify (excluding lost profits, lost revenues, indirect, special or consequential damages) the other Party from any liability resulting from the forfeiture of such bid bond or other bid security caused by the withdrawing Party's decision to withdraw. If any Party determines to withdraw from any Project, such Party agrees that it shall use its reasonable efforts to withdraw from such Project in a manner that permits the non-withdrawing Party to continue the proposal process for such Project and causes the least harm possible to the non-withdrawing Party, provided that the withdrawing Party shall not be required to expend any further funds or incur additional liabilities to do so.

9.2 EXCLUSIVITY UPON WITHDRAWAL. Notwithstanding anything herein to the contrary, the withdrawing Party shall be prohibited from participating in or pursuing any Project alone with any other person or entity.

                                ARTICLE 10
                              CONFIDENTIALITY

10.1 ASI  DISCLOSURES.    ASI  may  disclose  various  information  to  APP
including: (a) information regarding the ASI products, services and systems, the identity of potential and existing customers and contacts and such other information as may be reasonably required to implement the joint marketing and servicing efforts of the Parties as contemplated by this Agreement.

10.2 APP DISCLOSURES. APP may disclose various information to ASI including: (a) information regarding the strategies and services to be provided by APP, the identity of potential and existing customers and contacts, and such other information as may be reasonably required to implement the joint marketing and servicing efforts of the Parties as contemplated by this Agreement.

10.3 CONFIDENTIAL TREATMENT. Neither APP nor ASI shall disclose the other Party's Confidential Information without the other Party's prior written consent: PROVIDED, HOWEVER, a Party may disclose:

                   (a) any of the other Party's Confidential Information to a Party's Representative, who needs to know and agrees to maintain the confidentiality of such Confidential Information in accordance with the terms hereof; and

     (b) any of the other Party's Confidential Information that: (i) becomes generally available to the public; (ii) is already known to the Party at the time of disclosure by the other Party; (iii) is acquired from a third party not known by the receiving Party to be prohibited from making disclosure; or (iv) is required to be disclosed to comply with any applicable law, order, regulation or ruling.

10.4 RETURN OF CONFIDENTIAL INFORMATION. Upon a Party's request, the other Party shall destroy all written Confidential Information of the requesting Party, except for that portion of such Confidential Information that may be found in analyses, compilations, studies or other documents prepared by, or for, the non-requesting Party, and the non-requesting Party and its Representatives shall not retain any copies of such written Confidential Information. The portion of written Confidential Information that may be found in analyses, compilations, studies or other documents prepared by, or for, the returning party, any oral Confidential Information furnished by the requesting Party not requested to be destroyed, will be held by the non-requesting Party and kept subject to the terms of this Agreement.

10.5 LIABILITY FOR REPRESENTATIVES. A Party shall be held liable for any breach by any of its Representatives of the provisions of this ARTICLE 10.

                                ARTICLE 11
                         EMPLOYEES OF THE PARTIES

11.1 NON-SOLICITATION OF EMPLOYEES. During the term of this Agreement and continuing for one (1) year thereafter, each Party agrees not to solicit or hire employees of the other Party unless the Party which is the current employer of the employee in question has consented in writing thereto.

11.2 COSTS OF CERTAIN EMPLOYEES ENGAGED IN BUSINESS DEVELOPMENT. APP shall reimburse ASI for the costs associated with certain ASI employees (including salary, benefits and travel costs) during the term of this Agreement. Such employees shall remain the employees of ASI, but shall work exclusively on marketing and development of Projects to be pursued jointly by ASI and APP. All such employees shall be identified and agreed to by the Parties in writing. All such employees shall be subject to review by the Parties no less frequently than on an annual basis, and each such employee's assignment to work on ASI/APP marketing and business development (with reimbursement by APP) hereunder shall be discontinued if the employee does not perform to the satisfaction of both ASI and APP. In the case where an employee's assignment is discontinued hereunder, the Parties shall agree upon a replacement. No employees whose costs are reimbursed under this Section 11.2 shall be used to conduct marketing or other activities in territories or areas where either ASI or APP are under legal and/or contractual restriction against conducting such marketing or other activities.

                                ARTICLE 12
                                  NOTICES

12.1 NOTICES TO THE PARTIES. All notices or other communications hereunder shall be in writing and shall be delivered either personally, by facsimile means (delivered during the recipient's regular business hours), by registered or certified mail (postage prepaid and return receipt requested), or by express courier or delivery service, addressed as follows:


If to Americas Power Partners Inc.:

          105 East First Street
           Hinsdale, Illinois  60521
           Phone No.: (630) 325-9111
           FAX No.:   (630) 325-9606
           Attn:  Mark A. Margason

     WITH A COPY TO:

          710 N. York Road
          Hinsdale, Illinois 60521
          Attn:  John K. Leach

IF TO ARMSTRONG SERVICE, INC.:

          2081 East Ocean Blvd.
          Stuart, Florida 34996
          Phone No.: (561) 286-7175
          FAX No.:   (561) 286-1001
          Attn.: Douglas V. Bloss, and J. Thomas Morris

     WITH A COPY TO:

          8545 Commodity Circle
          Orlando, Florida  32819
          Attention: Mark Quirin

Or at such other address and number as any Party shall have previously designated by written notice given to the other Party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means), and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail.

                                ARTICLE 13
                              INDEMNIFICATION


13.1 RECIPROCAL GENERAL INDEMNIFICATION. Each Party, respectively, as indemnitor, will indemnify, defend and hold harmless the other Party and its officers, directors, employees, Affiliates, agents and assigns, as indemnitees, from and against any and all losses, liabilities, damages, demands, claims, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' and accountants' fees, but excluding amounts described in SECTION 15.3 hereof (herein referred to collectively as "Losses") asserted against, resulting to, imposed upon or incurred or suffered by any such indemnitee as a result of, based upon or arising from, the failure by the indemnitor or its respective agents or employees to comply with any applicable Law, rule, or regulation of any authority having proper jurisdiction, or the breach or nonfulfillment of any of the representations, covenants or agreements made by the indemnitor pursuant to this Agreement, excepting only such Losses as may be caused by the negligence or misconduct of any indemnitee or its respective agents or employees.

                                ARTICLE 14
                                 INSURANCE

14.1 INSURANCE. Each of ASI and APP shall procure and maintain such policies of liability and property insurance as shall be reasonable and customary for companies and business activities of the nature and scope contemplated herein. Each Party agrees to provide information and certificates to the other from time to time to confirm compliance with this Section.


14.2 WAIVER OF SUBROGATION. ASI and APP agree that all policies of insurance procured hereunder shall contain waivers of subrogation, provided that neither Party shall be deemed to have waived subrogation in any case where the other Party has not complied with the requirements of procuring and maintaining coverage pursuant to SECTION 14.1.

                                ARTICLE 15
                            DISPUTE RESOLUTION

15.1 BY THE PARTIES. In the event of any conflict or dispute between the Parties to this Agreement, which dispute is not resolved within thirty
(30) days, then each Party agrees to submit the dispute to the highest ranking executive officer of the respective Parties.

15.2 ARBITRATION If any dispute is not resolved between the executive officers as indicated in SECTION 15.1 above within sixty (60) days from the date on which the executive officers began to attempt to resolve such dispute, then the dispute shall be determined by arbitration pursuant to the rules, then in effect, of the American Arbitration Association upon the initiation of either Party, and shall be settled and finally determined by an arbitrator mutually acceptable to both Parties. If the Parties are unable to agree upon a single arbitrator, each Party, at its own cost and upon notice to the other Party, shall appoint one arbitrator. If a Party does not appoint an arbitrator within ten (10) Business Days after the other Party has given notice of the name of its appointed arbitrator, the single arbitrator first appointed shall be the sole arbitrator, and that arbitrator's decision shall be binding upon both Parties. If two arbitrators are appointed, they shall appoint a third arbitrator, and the three shall resolve the question. The appointment of the third arbitrator shall be made within ten (10) Business Days following the appointment of the first two arbitrators. If the two arbitrators first appointed cannot agree upon a third, that third arbitrator shall be chosen by the Chief Judge or highest ranking judge of the Superior Court for the judicial district or circuit comprising or including Wilmington, Delaware. The written decision of any two of the arbitrators so appointed shall be binding and conclusive on the Parties hereto and enforceable in any court of competent jurisdiction. Each of the Parties shall bear one-half of the cost of appointing the third arbitrator, and of paying the third arbitrator's fee. Such arbitration shall be conducted in Wilmington, Delaware.

     15.3 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary herein contained, neither Party shall be liable to the other, whether in contract, in tort, or otherwise, for any special, punitive, exemplary, indirect, incidental or consequential damages whatsoever, including but not limited to, loss of profits, business interruptions and claims of customers or other third parties, for any reason whatsoever.


                                ARTICLE 16
                         MISCELLANEOUS PROVISIONS

16.1 NO PARTNERSHIP/JOINT VENTURE CREATED. The Parties hereto acknowledge and agree that this Agreement and the activities and projects to be pursued hereunder do not constitute a Party being an agent, partner, joint venturer or legal representative of the other Party for any purpose whatsoever. The Parties hereto further acknowledge and agree that a Party is not authorized to assume or create any obligation, liability or responsibility, express or implied, or to execute any document or instrument on behalf of, or in the name of the other Party or to bind the other Party in any manner, without such Party's prior written consent. The Parties hereto also acknowledge and agree that the relationship intended by this Agreement is that of independent contractors and not just of representatives, partners, or joint venturers.

16.2 AMENDMENTS AND WAIVERS. No amendment, waiver, modification or change of this Agreement shall be enforceable unless in writing signed by both Parties hereto.

16.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon APP and ASI, and their respective successors and assigns. This Agreement shall not be assignable by either Party hereto except with the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any such assignment shall not relieve the assigning Party of its obligation hereunder.

16.4 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Party hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

16.5 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

16.6 AUDIT RIGHTS. APP and ASI shall keep accurate books and records in accordance with the generally accepted accounting principles consistently applied to all costs and expenses incurred in connection with this Agreement (and to be included in the calculation of profit for each project) and the performance of their respective obligations hereunder and shall, to the extent available, obtain receipts for all expenditures in connection with such costs and expenses. The Parties shall have the right at reasonable times and with reasonable notice, to examine the books and records of the other relating to revenues and expenses included in the calculation of Project profit.

16.7 INVALIDITY. In the event that any of the provisions contained in this Agreement shall be held unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement.

16.8 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between APP and ASI and supersedes all prior agreements and understandings relating to the subject matter hereof.

16.9 GOVERNING  LAW.   THIS  AGREEMENT  SHALL BE GOVERNED BY, AND
CONSTRUED
INTERPRETED AND ENFORCED IN ACCORDANCE WITH,  THE  SUBSTANTIVE  LAW
OF THE
STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS.

16.10  COUNTERPARTS.   This  Agreement  may  be  executed  in any number of
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Parties hereto, by their respective duly authorized Representatives, have executed this Agreement effective as of the date first above written.



AMERICAS POWER PARTNERS, INC.           ARMSTRONG SERVICE, INC.

By:____________________________         By: ___________________________
Name: _________________________         Name: _______________________
Title:  __________________________      Title:  _________________________

                                 EXHIBIT A
                        PROJECT PROFIT ALLOWCATION
                               (Section 7.2)

It is the intention of the Parties that insofar as possible and unless otherwise agreed in writing, project revenues and profits shall be allocated and distributed to the parties such that:

          (i) Each of ASI and APP shall receive compensation for their respective roles (including, without limitation, ASI's role in providing EOPC and O&M Services, APP's role in providing project financing and administration, as well as the roles of both parties in project development) in order to cover costs and provide reasonable profits and/or returns to both parties for such efforts at market rates; and
          (ii) Remaining profits after payment of the compensation in paragraph (a) shall be shared equally between ASI and APP.

Profits and losses will be determined and allocated to the Parties on an individual Project basis. All Project accounting will be performed on an open book basis.